UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2015

Famous Dave’s of America, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction

Of Incorporation)

000-21625	41-1782300
(Commission File Number)	(I.R.S. Employer Identification No.)

12701 Whitewater Drive, Suite 200 Minnetonka, Minnesota	55343
(Address Of Principal Executive Offices)	(Zip Code)

(952) 294-1300

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Items under Sections 2 through 8 are not applicable and therefore omitted.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As previously reported, Famous Dave’s of America, Inc. (the “Company”) and its subsidiaries (each, a “Borrower” and collectively, the “Borrowers”) entered into a Forbearance Agreement dated as of November 6, 2015 with Wells Fargo, National Association as administrative agent and lender (the “Forbearance Agreement”).

On December 2, 2015, the Company and the other Borrowers entered into a First Amendment to Forbearance Agreement by which the parties agreed to extend the forbearance period. As amended by the Amendment, the forbearance period will end on December 11, 2015 or on the earlier date of any Event of Default under the Credit Agreement (other than the Existing Events of Default) or breach of the Forbearance Agreement.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1	First Amendment to Forbearance Agreement dated as of December 2, 2015 by and among Famous Dave’s of America, Inc., D&D of Minnesota, Inc., Lake & Hennepin BBQ and Blues, Inc., Famous Dave’s Ribs, Inc., Famous Dave’s Ribs-U, Inc., and Famous Dave’s Ribs of Maryland, Inc., each as borrowers, and Wells Fargo Bank, National Association, as administrative agent and lender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FAMOUS DAVE’S OF AMERICA, INC.

By:	/s/ Richard A. Pawlowski
Richard A. Pawlowski
Chief Financial Officer

Date: December 4, 2015

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